Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                                May 4, 2005
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended April 2, 2005 and April 3, 2004, in thousands of dollars except per share amounts.

                                                       Three Months Ended
                                                       April 2,   April 3,
                                                         2005       2004

Net sales                                           $  713,327  $  615,675

Net earnings                                        $   68,677  $   27,377


Net earnings per common share                       $    54.72  $    21.81

Average  number of shares outstanding                1,255,054   1,255,054


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at www.seaboardcorp.com/Financials.aspx.